UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2020
______________________________________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34530	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 N. Main Street, Euless, Texas 76039
(Address of principal executive offices, including Zip code)

(817)835-4105
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $.001	USCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period or complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2020, U.S. Concrete, Inc., (“we”, “our”, “The Company” or “us”) entered into a secured delayed draw term loan agreement (the “Agreement”) with certain subsidiaries guarantors thereto, Bank of America, N.A. as administrative agent and collateral agent, and the lenders (the “Lenders”) and other parties named therein. The Agreement provides for a $180 million delayed draw term loan facility (the “Credit Facility”). The Agreement permits borrowings until December 15, 2021, and any such borrowings will mature May 1, 2025 (subject to a springing maturity on March 1, 2024 to the extent any of our 6.375% Senior Notes due 2024 remain outstanding on such date). We entered into the Agreement to enhance our liquidity and financial flexibility. Proceeds of the Credit Facility, if drawn, will be used for working capital and general corporate purposes, including to repay outstanding borrowings under our revolving credit facility.
Borrowings under the Agreement bear interest at our option of either: (1) the London Interbank Offered Rate (“LIBOR”) (subject to a floor of 0.75%) plus a margin ranging from 2.75% to 3.75% or (2) a base rate (which is equal to the greatest of the prime rate, the Federal Funds effective rate plus 0.50% and LIBOR plus 1.00%, and is subject to a floor of 1.75%) plus a margin ranging from 1.75% to 2.75%. The applicable margin depends on the aggregate amount of the loans borrowed. Additionally, each draw on the facility will be issued at a price of 99.0% of the amount drawn. The Agreement is secured by a first priority lien and security interest on certain real property of the subsidiary guarantors and substantially all of the personal property of the Company and its subsidiary guarantors that is not secured by a first priority security interest under our revolving credit facility (the "ABL Collateral") and a second priority security interest on the ABL Collateral. The Agreement contains customary representations, warranties, covenants and events of default but does not contain any financial maintenance covenants.
Certain of the Lenders and their affiliates have provided from time to time, and may continue to provide, investment banking, commercial banking, financial and other services to us for which we have paid, and intend to pay, customary fees.
The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition
On April 20, 2020, the Company issued a press release regarding its preliminary financial results for the quarter ended March 31, 2020. The Company's press release is furnished as Exhibit 99.1 to this report.
The information in this Item 2.2, including Exhibit 99.1, is furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit
10.1
Credit and Guaranty Agreement, dated April 17, 2020, among U.S. Concrete Inc., as borrower, certain subsidiaries of U.S. Concrete, Inc., as guarantors and Bank of America, as administrative agent, and the lenders and other parties named therein

99.1	Press Release dated April 20, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date:	April 21, 2020	By:	/s/ Gibson T. Dawson
Gibson T. Dawson
Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)